Exhibit 23.1



                       CONSENT OF INDEPENDENT AUDITOR


We consent to the reference to our firm under the caption "Experts" in amendment No. 3 to the Registration Statement on Form F-3 (file no. 333-98599) and related prospectus of LanOptics Ltd. for the registration of 1,153,508 of its Ordinary Shares and to the incorporation by reference therein of our report dated February 20, 2002, with respect to the consolidated financial statements of LanOptics Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                             /s/ KOST, FORER & GABBAY
                                             ------------------------
Tel Aviv Israel                                  KOST, FORER & GABBAY
February 14, 2003                            A Member of Ernst & Young Global